EXHIBIT 10.31
                    THE UNITED STATES BANKRUPTCY COURT
                     FOR THE WESTERN DISTRICT OF TEXAS
                           SAN ANTONIO DIVISION


IN RE:                                     BANKRUPTCY CASE

INTELOGIC TRACE INC.,                     NO. 94-52172-C-11

     DEBTOR.                                (CHAPTER 11)


     FINAL ORDER (1) AUTHORIZING THE DEBTOR TO INCUR SECURED PRIORITY ADMINISTRATIVE INDEBTEDNESS PURSUANT TO SECTION 364(C) OF THE BANKRUPTCY CODE, (2) GRANTING SECURITY INTERESTS, (3) APPROVING AGREEMENT RELATED TO
                THE FOREGOING AND (4) GRANTING OTHER RELIEF

     On September 16, 1994, this Court considered the Motion Regarding Incurrence of Secured Priority Administrative Indebtedness Pursuant to
Section 364(c) of the Bankruptcy Code, Granting Security Interests, Approving Agreement Related to the Foregoing, and Other Relief (the "Financing Motion") filed by Intelogic Trace, Inc. (the "Debtor"). After reviewing the Financing Motion and having heard the testimony presented and the arguments of counsel to the Debtor, Fidelity Capital & Income Fund ("Fidelity"), and such other parties in interest as reflected in the record of the interim hearing on the Financing Motion on September 16, 1994, this Court entered the Interim Order (1) Authorizing the Debtor to Incur Secured Priority Administrative Indebtedness Pursuant to Section 364(c) of the Bankruptcy Code, (2) Granting Security Interests, (3) Approving Agreement Related to the Foregoing and (4) Granting Other Relief, dated September 16, 1994 (the "Interim Order"). Pursuant
                                    -1-

to the Interim Order, this Court set a final hearing on the Financing Motion for October 4, 1994. After further reviewing the Financing Motion, the Interim Order, the testimony presented, and the arguments of counsel to the Debtor, Fidelity Capital & Income Fund ("Fidelity"), and such other parties in interest as reflected in the record of the final hearing on the Financing Motion on October 4, 1994, this Court makes the following FINDINGS OF FACT:

     1. On August 5, 1994 (the "Petition Date"), the Debtor filed a voluntary petition for relief under chapter 11, title 11, United States Code (the "Bankruptcy Code"). Pursuant to sections 1107 and 1108 of the Bankruptcy Code, the Debtor has retained possession of its assets and is authorized to continue the operation and management of their business.

    2. No Unsecured Creditors' Committee has been formed by the United States Trustee.

    3. The Debtor has provided actual notice of the terms of the Financing Motion, to the United States Trustee, the Internal Revenue Service, the largest unsecured creditors of the Debtor as listed pursuant to Rule 1007(d), and all counsel of record. Such notice is appropriate and adequate under the circumstances set forth herein and presented to this Court; consequently, adequate notice and opportunity for a hearing has been given in accordance with the provisions of sections 102, 105, 361, 362, 363, and 364 of the Bankruptcy Code and Rules 2002 and 4001 of the Bankruptcy Rules.
                                    -2-


    4. The Debtor is one of North America's largest independent support organizations for end users, manufacturers, and resellers of computer and telecommunications equipment. The Debtor provides technical support and on-site services and specializes in support for local area networks, WANG computing systems, microcomputers and peripherals.

    5. A need exists for the Debtor to obtain funds in order to continue operation of its business. Without such funds, the Debtor will not have sufficient funds to meet its operating expenses in the ordinary course of business. Failure to provide such financing could lead to disruption to a major portion of the Debtor's business and a loss of the going concern value. The relief sought in the Financing Motion is necessary to the Debtor, its creditors, and other parties in interest.

    6. In order to continue the operation of the Debtor's business and to preserve the value of its assets, the Debtor requires the post-petition credit to be extended by Fidelity to the Debtor, in the form of a credit facility in the amount of $1.3 million, bearing interest at the annual rate of 15% (payable monthly), the proceeds of which will provide working capital needs. This loan facility is hereafter referred to as the "Post-Petition Credit." As provided in the DIP Financing Documents (as defined herein), the Debtor will execute documents, including security agreements and other collateral documents to secure the Debtor's obligations, deemed necessary by Fidelity. Without all of the credit described above, there is a substantial risk that the value of the Debtor's assets will immediately and substantially diminish, and that the Debtor will have no reasonable prospect of continuing to operate as a
                                    -3-

going concern, preserving the value of its assets, or effecting a reorganization in these cases, and that the Debtor would suffer immediate and irreparable injury. All amounts lent or credit to be extended by Fidelity pursuant to this Order are sometimes referred to as the "Fidelity Post-Petition Indebtedness." The Fidelity Post-Petition Indebtedness is to be governed by the terms of this Order and the DIP Financing Documents (as defined herein).

    7.  The Debtor has been unable, pursuant to 11 U.S.C.
364(a), (b) or (c), despite substantial effort, to obtain unsecured credit or to obtain secured debtor-in-possession financing on terms equal to or more beneficial than those provided herein and as provided in the DIP Financing Documents. Representatives of the Debtor have sought to obtain credit from other sources. Neither Foothill Capital Corporation ("Foothill"), nor any other lender, is willing to extend new credit on the basis of administrative expense priority, on the basis of priority over any or all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, or on the basis of a lien on unencumbered property, or a lien junior to existing liens, or a lien equal to existing liens, on terms as favorable to the Debtor as those extended by Fidelity.

     8. Due to the nature of the Debtor's business, without the Fidelity Post-Petition Indebtedness, trade credit is restricted due to the filing of the chapter 11 cases.
                                    -4-

     9. Fidelity has indicated a willingness to extend credit and other financial accommodations to the Debtor only upon the terms and conditions set forth in this Order.

     10. The terms of the Post-Petition Indebtedness sought by the Debtor are for reasonably equivalent value and fair consideration. The agreements and arrangements sought to be entered into have been negotiated at arm's length, are fair and reasonable under the circumstances, and have been entered into in good faith.

     11. To secure repayment of the Post-Petition Indebtedness, the Debtor has agreed to grant to Fidelity (a) a junior lien on all of the Debtor's assets, subject to the existing lien of Foothill and (with respect to accounts receivable) Fidelity has agreed to a standstill until Foothill is paid in full, and (b) a senior lien on and security interest in inventory, the Debtor's IRS tax refund, and all stock owned by the Debtor in Datapoint Corporation and Canal Capital Corporation, with priority over the existing lien of Foothill (together, the "DIP Collateral").

     12. Except for such valid, perfected, enforceable and non-avoidable liens and security interests of Foothill as may have existed as of the Petition Date, or pursuant to specific order of this Court in, to, or against the Debtor's property or as provided by Court order ("Existing Liens"), there is no party with a security interest or lien in the property of the Debtor's estate, including the DIP Collateral.

     13. All conclusions of law which are, or which could be deemed to be, findings of fact are hereby incorporated as findings of fact.
                                    -5-

     14. The Court, having reviewed the Financing Motion and the evidence presented at the preliminary and final hearings, having heard the statements of counsel, and being otherwise fully advised of the premises, makes the following CONCLUSIONS OF LAW:

     15. Consideration of the Financing Motion constitutes a core proceeding as defined in 28 U.S.C. S 157(b)(2)(A), (D), (G), (K), (M) and
(0). Fidelity is entitled to the benefits of the provisions of section 364(e) of the Bankruptcy Code.

     16. Good cause has been shown for the entry of this Order. Among other things, entry of this Order will minimize disruption of the Debtor's existing business, will increase the possibility for successful reorganization of the Debtor, and is in the best interests of the Debtor, its creditors, and other parties in interest.

     17. The Post-Petition indebtedness is being extended by the Lender in good faith, as contemplated by section 364(e) of the Bankruptcy Code.

     18. The Debtor has provided adequate notice under the circumstances pursuant to Bankruptcy Rule 4001 of the hearing to consider entry of this Order to all persons who are entitled to receive such notice.

     19. Good cause has been shown for the entry of this Order. The entry of this Order is in the best interests of the Debtor, its creditors, and its estates. The terms of this Order, including the terms of the Post-Petition Credit, the DIP Financing Documents, and the security interests, liens, rights, and priorities granted hereunder, are fair under the circumstances.

     20. This Order is immediately valid and fully effective upon its entry.
                                    -6-

     21. Based upon the foregoing Findings of Fact and Conclusions of Law, which are fully incorporated by reference into this Order as set forth below,

     IT IS ORDERED THAT:

     1. The paragraphs contained in the preamble to this Order are incorporated herein by this reference and the Debtor, Foothill and Fidelity consent to the entry of this Order.

     2. The Debtor is hereby authorized to incur the Post-Petition Indebtedness and seek other financial accommodations from Fidelity in accordance with the provisions of this Order and the DIP Financing Documents (as defined herein).

     3. Immediately upon the issuance of this Order, the Debtor is authorized to borrow up to $1.3 million under the terms of the DIP Financing Documents (as defined herein) to be executed and delivered by the Debtor to Fidelity. The Debtor is further authorized, empowered, and directed to execute and deliver any and all necessary documents or amendments to documents to ratify the DIP Financing Documents (as defined herein) or, where necessary, to modify, clarify or amend the DIP Financing Documents to conform to this Order or otherwise make nonmaterial changes to the DIP Financing Documents. The Promissory Note and the Pledge and Security Agreement attached hereto as Exhibits A and B respectively, and incorporated by reference herein, together with the other instruments and documents executed in connection therewith, are hereinafter referred to as the "DIP Financing Documents." The specific language contained in Exhibits A and B hereto, particularly regarding the description of the assets subject to Fidelity's security
                                    -7-

interest, controls over the more general language contained in this Order. The Debtor is authorized, empowered, and directed to execute such other documents and agreements and to take all necessary actions to complete and effectuate the financing directed by this Order.

     4. The Debtor shall make debt payments on the outstanding amount of the Post-Petition Indebtedness as set forth in the DIP Financing Documents.

     5. Fidelity shall make the Post-Petition Credit available if, and only if, the Debtor (i) has complied with the terms of this Order; and (ii) has complied with the terms of the DIP Financing Documents.

     6. Any diminution in value of the DIP Collateral that causes all or any part of the Post-Petition Indebtedness to become unsecured (the "Collateral Diminution") shall be and hereby is (a) deemed a claim entitled to the priority granted pursuant to section 507(b) of the Bankruptcy Code, and (b) deemed part of the amount which must be paid to Fidelity in order to adequately protect its interest in the DIP Collateral (the "Adequate Protection Amount").

     7. Fidelity's security interests in the DIP Collateral shall be (a) junior to the Existing Liens of Foothill on the DIP Collateral, (b) except that they will be senior to all Existing Liens on the inventory, tax refund, Datapoint stock, and the Canal Capital stock, including the Existing Liens (if any) of Foothill. Fidelity's security interests in the DIP Collateral shall at all times be senior to the rights of Debtor or its successors-in-interest, including, without limitation, any chapter 11 trustee appointed in any of this chapter 11 case or any trustee in a case under
                                    -8-

chapter 7 of the Bankruptcy Code into which this chapter 11 case may be converted. Fidelity shall not be obligated to accept title to any portion of its DIP Collateral in payment of the Post-Petition Indebtedness or the Adequate Protection Amount in lieu of payment in cash or cash equivalents, nor shall Fidelity be obligated to accept payment in cash or cash equivalents that is encumbered by the interest of any party other than Fidelity. Foothill and Fidelity shall assert no right of marshalling to compel each other to proceed first against any assets as to which either believes the other has greater potential equity.

     8. In addition to the liens and security interests granted pursuant to section 364(c), all Post-Petition Indebtedness and the Adequate Protection Amount shall have priority pursuant to the provisions of section 364(c)(1) of the Bankruptcy Code to the extent permitted by law over all administrative and priority expenses incurred in this chapter 11 or any subsequent chapter 7 case, including, without limitation, expenses of the kind specified in sections 503(b), 507(a), and 507(b) of the Bankruptcy Code, subject to the payment of professional fees and expenses and the statutory fees of the United States Trustee and shall at all times be senior to the rights of the Debtor, its creditors, or the successors-in-interest of the Debtor or its creditors, including, without limitation, any superseding trustee in this chapter 11 case or any trustee in a case under chapter 7 of the Bankruptcy Code into which this case may be converted.

     9. The Debtor shall incur no post-petition obligations for borrowed money pursuant to section 364(c) and (d) of the Bankruptcy Code and shall grant no post-petition liens or superpriority claims, other than to Fidelity, unless provided for
                                    -9-

under the DIP Financing Documents, or under the Final Cash Collateral Order entered by this Court with respect to Foothill or unless mutually agreed by Fidelity and the Debtor.

     10. No costs or expenses of administration or other obligations which have been or may be incurred in these proceedings, any conversion of this case pursuant to section 1112 of the Bankruptcy Code, or in any other case or proceeding related hereto, and no priority claims, other than the Existing Liens of Foothill Capital Corporation, are or shall be prior to or on a parity with the claims of Fidelity against the Debtor arising out of the Post-Petition Indebtedness and the Adequate Protection Amount, or with the security interests and liens of Fidelity upon the DIP Collateral, and no such costs, expenses of administration, or other obligations shall be imposed or assessed against Fidelity, its claims, or its DIP Collateral. No costs shall be assessed or attributed to Fidelity or its DIP Collateral pursuant to the provisions of section 506(c) of the Bankruptcy Code, or otherwise.

     11. All agreements, security interests, mortgages, deeds of trust, and liens contemplated or granted by this Order are effective, perfected, and enforceable as of the commencement of this chapter 11 case without further filing or recording by Fidelity in compliance with any state or federal law. Fidelity shall not be required to file financing statements or other documents in any jurisdiction or take any other actions in order to perfect its security interests and liens granted under or pursuant to this order. If Fidelity, in its sole discretion, chooses to file any financing statements, deeds of trust, mortgages, or other documents to otherwise confirm perfection of such
                                   -10-

security interests and liens, all such documents shall be deemed to have been filed or recorded at the time and on the Petition Date. However, the failure of the Debtor to execute any such documentation, or the failure of Fidelity otherwise to attach or perfect its security interest in the DIP Collateral under state or federal law, shall in no way affect the validity, perfection, or priority of the security interests, mortgages, and liens granted to Fidelity by this Order or otherwise. Fidelity is authorized to file this Order in lieu of any financing statement or other document which may otherwise be specified by applicable law, to reflect the above security interests and liens, and all recording officers are directed to accept this Order for filing.

     12. The terms and conditions of this Order relating to liens and priorities shall be binding upon the Debtor, its creditors, and all other parties in interest, and all successors in interest thereof, including, without limitation, any chapter 11 trustee that may be appointed in this chapter 11 case or any trustee in a case under chapter 7 of the Bankruptcy Code into which this chapter 11 case may be converted. This binding effect is an integral part of this financing transaction.

     13. In addition to any notice required under applicable law, the Debtor shall transmit to Fidelity by telecopy or overnight mail a copy of any pleading, notice, or other document filed by the Debtor in this chapter 11 case, not later than the next business day following the filing of such pleading, notice, or other document.

     14. The terms and conditions of this Order relating to liens and priorities cannot be materially modified or changed by any plan or plans of reorganization
                                   -11-

relating to the Debtor, whether or not proposed by the Debtor, without the consent of Fidelity.

     15. The automatic stay presently in effect in this case pursuant to section 362 of the Bankruptcy Code is modified with respect to Fidelity,
(a) to the extent necessary to execute and render effective the DIP Financing Documents to be executed in connection with the transactions approved by this Order, and (b) to permit Fidelity to enforce against the Debtor such provisions of the DIP Financing Documents as are necessary to carry out the provisions of this Order SAVE and EXCEPT that Fidelity may not exercise any rights arising out of a default, except upon further application to and order by this Court. The Debtor is authorized and directed to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of additional security agreements, mortgages and financial statements), to pay fees which may be required pursuant to the terms of this Order, including, without limitation, (x) the execution and performance of the DIP Financing Documents and (y) the payments to Fidelity of the fees and amounts provided for in this Order and the and the DIP Financing Documents including, without limitation, reasonable attorneys' fees and disbursements incurred in transactions giving rise to the Post-Petition Credit and the preparation of the DIP Financing Documents.

     16. Philip D. Freeman is hereby designated by this Court as authorized signatory for the Debtor for purposes of handling and disbursing all funds and
                                   -12-

executing all documents in connection with the financing arrangements described herein.

     17. Fidelity may petition this Court for such additional protection as it may reasonably require with respect to continued financing of the Debtor or otherwise. Except as otherwise specifically provided herein, Fidelity shall retain all rights available pursuant to the Bankruptcy Code or any other applicable law including, without limitation, Fidelity's right for the purpose of protecting its rights in the DIP Collateral and its rights under the DIP Financing Documents, to seek additional restrictions upon the Debtor's activities or use of proceeds of the Post-Petition Credit, to seek termination or modification of this Order, or to seek termination or modification of the automatic stay pursuant to section 362 of the Bankruptcy Code.

     18. Any subsequent stay, modification, or vacation of this Order shall not affect the validity of any debt owed by the Debtor to Fidelity incurred pursuant to this Order or otherwise, nor shall any such stay, modification, or vacation affect the validity, enforceability, or perfection of any security interest, mortgage, lien, or priority in connection therewith. Notwithstanding any such stay, modification, or vacation of this Order, all rights of the Debtor and Fidelity up to and including the date of such stay, modification, or vacation of this Order shall be governed in all respects by the original provisions of this Order and the security agreements, deeds of trust, mortgages, and collateral mortgages between Debtor and Fidelity, and Fidelity shall be entitled to all the rights, privileges, and benefits, including the security interests, mortgages, liens, and priorities granted herein.
                                   -13-

     19. In making decisions to advance monies or extend financial accommodations of any nature under this Order or the DIP Financing Documents, in administering the Debtor's use of any advances, loans, issuance of letters of credit, or financial accommodations of any sort under this Order or the DIP Financing Documents, or in taking any other action related to or in connection with any of the forgoing, Fidelity shall have no liability to any third party, and shall not be deemed to be in control of the operations of the Debtor, or to be acting as a "responsible person" or "owner or operator" with respect to the operation or management of the Debtor (as such terms or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended or any similar federal or state statute).

     20. The Post-Petition Credit will immediately cease and terminate without further notice, and the Post-Petition Indebtedness, together with any then outstanding interest, fees, costs, expenses, or other amounts payable in connection therewith shall be immediately due and payable without further notice, upon the earliest to

     a. December 31, 1994;

     b. The occurrence of a violation of the terms of this Order or the occurrence and continuation of an Event of Default under the Promissory Note attached hereto as Exhibit A, under the Pledge and Security Agreement attached hereto as Exhibit B, under the DIP Financing Documents, or under the Final Cash Collateral entered by this Court with respect to Foothill; or
                                   -14-

     c. The Effective Date of any plan of reorganization in this Chapter 11 case.

     21. The Post-Petition Indebtedness, and any advances, borrowings or extension of credit thereunder by Fidelity to the Debtor shall be conditioned upon the observance and performance by the Debtor of the terms, conditions, covenants, and agreements specified in the DIP Financing Documents and this Order. Agreements by Fidelity to lend money or extend credit or other financial accommodations to the Debtor, to forebear from exercising remedies contained herein or the DIP Financing Documents, may be terminated by Fidelity according to the terms of this Order or the DIP Financing Documents; PROVIDED, HOWEVER, that the obligations and rights of Fidelity and the Debtor with respect to all transactions which have occurred prior to such termination by Fidelity shall remain unimpaired and unaffected by any such termination and shall survive any such termination.

     22. If, for any reason, any or all of the provisions of this Order are hereafter modified, vacated or stayed, including by subsequent order of this or any other Court, then in such event: (a) Fidelity shall be under no obligation to provide loans, extension of credit, or financial accommodations hereunder or under the DIP Financing Documents; and (b) the then outstanding Post-Petition Indebtedness, together with all interest, fees, costs, expenses, and charges of any nature which may have accrued in connection therewith, shall be due and payable at the office of Fidelity in Boston Massachusetts, on the tenth (10th) day thereafter; all without notice, demand, motion, or any other action by Fidelity.
                                   -15-

     23. If this chapter 11 case is dismissed, superseded, or consolidated, neither the entry of this Order nor the dismissal of the case shall affect Fidelity's rights under the DIP Financing Documents, and all of Fidelity's rights and remedies thereunder shall be and remain in full force and effect. Furthermore, notwithstanding any such dismissal, suppression, or consolidation, all of the terms and conditions of this Order including the security interests and liens granted hereunder shall remain in full force and effect.

     24. This Order shall not operate to modify, alter, impair, affect, abrogate, amend, restrict, or nullify any rights of Fidelity with respect to any entity other than the Debtor, nor to release, alter, impair, affect, or abrogate any debts, claims, demands, actions, and causes of action in law and equity, whether known or unknown, which Fidelity may have as to any entity other than the Debtor.

     25. The Debtor has determined, in the exercise of its independent business judgment, to enter into and comply with the terms of this Order and the DIP Financing Documents. The Debtor has covenanted that, to the extent required or reasonably requested by Fidelity, it will obtain all necessary approvals to enter into the DIP Financing Documents including, without limitation, approvals from its board of directors.

     26. The Debtor has waived any right it may have to seek ex parte relief from this Court with respect to Fidelity.

     27. In consideration of the loans and other financial accommodations made by Fidelity pursuant to this Order, the Debtor is hereby authorized without further
                                   -16-

order of this Court to reimburse Fidelity for all filing and recording fees and the reasonable attorneys' fees incurred by Fidelity in connection with the Post-Petition Indebtedness and all matters related thereto.

DATED:    San Antonio, Texas
          October __, 1994




                         UNITED STATES BANKRUPTCY JUDGE

                                   -17-

APPROVED AS TO FORM AND SUBSTANCE:

WEIL, GOTSHAL & MANGES
700 Louisiana, Suite 1600
Houston, Texas 77002
(713) 546-5000
(713) 224-9511 (FAX)


By: _________________________
     Wendy K. Laubach
     Texas State Bar No. 119878000

ATTORNEYS FOR FIDELITY
CAPITAL & INCOME FUND

COX & SMITH INCORPORATED
112 East Pecan, Suite 1800
San Antonio, Texas 78205
(210) 554-5500
(210) 226-8395 (FAX)


By: _________________________
     Deborah D. Williamson
     Texas State Bar No. 21617500
     Patrick L. Huffstickler
     Texas State Bar No. 10199250

ATTORNEYS FOR INTELOGlC TRACE, INC.


BRACEWELL & PATTERSON, L.L.P.
2900 South Tower, Pennzoil Place
Houston, Texas 77002


By: _________________________

ATTORNEYS FOR FOOTHILL CAPITAL CORPORATION
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